UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	March 4, 2015

ABM Industries Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

551 Fifth Avenue, Suite 300
New York, New York	10176
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 297-0200

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 4, 2015, at the Annual Meeting of Shareholders of ABM Industries Incorporated, the Company’s shareholders approved the Amended and Restated 2006 Equity Incentive Plan, as described in the Company’s proxy statement filed on February 4, 2015.

Item 5.07.        Submission of Matters to a Vote of Security Holders

(a)	The Annual Meeting of Shareholders of ABM Industries Incorporated was held on March 4, 2015.

(b)	The following directors were elected by a vote of shareholders, each to serve for a term ending at the annual meeting of stockholders in the year 2018: Linda Chavez, J. Philip Ferguson, and Scott Salmirs.

The following directors remained in office: Anthony G. Fernandes, Luke S. Helms, Maryellen C. Herringer, Sudhakar Kesavan, William W. Steele, and Winifred Markus Webb.

The following matters were voted upon at the meeting:

(1)	Proposal 1 - Election of Directors

Nominees	For	Withheld	Broker Non-Votes

Linda Chavez	41,830,315	745,816	6,812,791

J. Philip Ferguson	42,400,767	175,364	6,812,791

Scott Salmirs	42,303,134	272,997	6,812,791

(2)	Proposal 2 - Ratification of KPMG LLP as Independent Registered Public Accounting Firm

For	Against	Abstentions

48,773,005	499,173	116,744

(3)	Proposal 3 - Advisory Vote on Executive Compensation

For	Against	Abstentions	Broker Non-Votes

41,460,544	970,791	144,796	6,812,791

(4)	Proposal 4 – Approval of the Amended and Restated 2006 Equity Incentive Plan.

For	Against	Abstentions	Broker Non-Votes

41,124,536	1,287,322	164,273	6,812,791

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

10.1	Amended and Restated 2006 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED

Dated: March 4, 2015	By:	/s/ Sarah H. McConnell
Sarah H. McConnell
Executive Vice President and
General Counsel

EXHIBIT INDEX

10.1	Amended and Restated 2006 Equity Incentive Plan.